EXHIBIT 10.3

PERFORMANCE AWARD AGREEMENT
(Two-Year)

[Full Name of Employee]

[Address]

[February __, 2005]

Dear [First Name]:

        Pursuant to the Long-Term Incentive Plan (the “Plan”) of Cablevision Systems Corporation (the “Company”), you have been selected by the Compensation Committee of the Board of Directors (as defined in Section 12 below) to receive a contingent cash award (the “Award”) of _________________ Dollars ($_______) effective as of the close of business on February __, 2005 (the “Effective Date”).

        Capitalized terms used, but not defined, in this agreement (this “Agreement”) have the meanings given to them in the Plan. The Award is subject to the terms and conditions set forth below:

1.     Payment of Award. The Award will be paid to you on March 1, 2007 provided, that (i) the net revenue and adjusted operating cash flow performance objectives set forth on Annex 1 hereto (the “Objectives”) have been attained and (ii) you have remained in the continuous employ of the Company or one of its Affiliates from the Effective Date through March 1, 2007.

2.     Termination for Cause and Certain Other Employment Termination Events Prior to January 1, 2006. If (i) the Company or one of its Affiliates terminates your employment for Cause (as defined below) at any time or (ii) prior to January 1, 2006 you are no longer employed by the Company or one of its Affiliates for any reason, other than as a result of your death or Disability (as defined below), then you will automatically forfeit all of your rights and interest in the Award regardless of whether the Objectives are ultimately attained.

        For purposes of this Agreement, “Cause” means, as determined by the Committee, your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an Affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

        For purposes of this Agreement, “Disability” shall have the meaning specified in Section 409A(a)(2)(C) of the Internal Revenue Code, as amended (the “IRC”).

3.     Employment Termination Events On or After January 1, 2006. If on or after January 1, 2006 you are no longer employed by the Company or one of its Affiliates for any reason, other than as a result of the termination of your employment by the Company or one of its Affiliates for Cause or by reason of your death or Disability, then on March 1, 2007 you will be paid the

Applicable Portion (as defined below) of the Award provided, that (i) the Objectives are attained; (ii) you have fully complied with all of your obligations set forth in this Agreement, including, without limitation, the covenants set forth in Section 6 below; and (iii) you have executed and delivered to the Company a separation agreement to the Company’s satisfaction (which agreement shall include, without limitation, non-disparagement, non-solicitation, confidentiality and further cooperation obligations/restrictions on you, as well as a general release by you of the Company and its Affiliates).

        For purposes of this Agreement, “Applicable Portion” means a dollar amount equal to twelve twenty-fourths (12/24) of the Award if the effective date of the termination of your employment with the Company or one of its Affiliates is January 1, 2006, which amount shall thereafter increase by one twenty-fourth (1/24) on the first day of each subsequent calendar month (through and including January 1, 2007) that you remained in the continuous employ of the Company or one of its Affiliates through the effective date of the termination of your employment.

4.     Disability or Death. If at any time your employment with the Company or one of its Affiliates is terminated as a result of your Disability or death then you or your estate, as the case may be, will receive, promptly following the date of such termination, payment of the Award regardless of whether the Objectives have been attained.

5.     Change of Control Event. Notwithstanding anything to the contrary contained in this Agreement, if at any time a Change of Control (as defined below) of the Company occurs, whether or not the Objectives have been attained, you will be entitled to the following:

        a.    If immediately prior to the Change of Control:

               i    you are employed by the Company or one of its Affiliates, you shall be entitled to full payment of the Award in accordance with Section 5(b) below; or

               ii    you are not then employed by the Company or one of its Affiliates, you shall be entitled to full payment of the Applicable Portion of the Award (to the extent your termination of employment qualified for an Applicable Portion under Section 3 above) in accordance with Section 5(b) below.

        b.    If the actual Change of Control event:

               i    is a permissible distribution event under Section 409A of the IRC or payment of the Award promptly upon such event is otherwise permissible under Section 409A of the IRC (including, for the avoidance of doubt, by reason of the inapplicability of Section 409A of the IRC to the Award), then the applicable amount set forth under Section 5(a) above shall be paid to you by the Company promptly following the Change of Control; or

               ii    is not a permissible distribution event under Section 409A of the IRC and payment of the Award promptly upon such event is not otherwise permissible under Section 409A of the IRC (including, for the avoidance of doubt, by reason of the inapplicability of Section 409A of the IRC to the Award), then the applicable amount set forth under Section

5(a) above shall be paid to you by the Company (together with interest thereon pursuant to Section 5(c) below) on the earliest to occur of:

(1) any subsequent date on which you are no longer employed by the Company or any of its Affiliates for any reason other than termination by one of such entities for “Cause” (provided that if you are determined by the Company to be a “key employee” within the meaning of Section 409A of the IRC, six months from such date);

(2) any other date on which such payment or any portion thereof would be a permissible distribution under Section 409A of the IRC; or

(3) March 1, 2007.

        c.    Upon any Change of Control, to the extent any amounts are due to be paid to you at a later date pursuant to Section 5(b)(ii) above, the Company shall promptly following the Change of Control set aside such amount for your benefit in a “rabbi trust” that satisfies the requirements of Revenue Procedure 92-64, and on a monthly basis shall deposit into such trust interest in arrears (compounded quarterly at the rate provided below) until such time as such amount, together with all accrued interest thereon, is paid to you in full pursuant to Section 5(b)(ii) above. The initial interest rate shall be the average of the one-year LIBOR fixed rate equivalent for the ten business days prior to the date of the Change of Control and shall adjust annually based on the average of such rate for the ten business days prior to each anniversary of the Change of Control.

        For purposes of this Agreement, “Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of (i) the power to direct the management of substantially all the cable television systems then owned by the Company in the New York City Metropolitan Area (as defined below) or (ii) after any fiscal year of the Company in which all the systems referred to in clause (i) above shall have contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all its assets. Net revenues shall be determined by the independent accountants of the Company in accordance with generally accepted accounting principles consistently applied and certified by such accountants.

        For purposes of this Agreement, “New York City Metropolitan Area” means all locations within the following counties: (i) New York, Richmond, Kings, Queens, Bronx, Nassau, Suffolk, Westchester, Rockland, Orange, Putnam, Sullivan, Dutchess, and Ulster in New York State; (ii) Hudson, Bergen, Passaic, Sussex, Warren, Hunterdon, Somerset, Union, Morris, Middlesex, Mercer, Monmouth, Essex and Ocean in New Jersey; (iii) Pike in Pennsylvania; and (iv) Fairfield and New Haven in Connecticut.

6.     Relationship with Competitive Entities. In the event you shall voluntarily terminate your employment on or after January 1, 2006 such that you are no longer employed by the Company or one of its Affiliates or your employment is terminated at any time by the Company or one of its Affiliates for Cause, you shall not become employed by, consult to, or have any interest, directly or indirectly, in any Competitive Entity from the effective date of such termination of your employment through the one-year anniversary of your receipt or scheduled receipt of the Award or any portion thereof. If you shall voluntarily terminate your employment such that you are no longer employed by the Company or one of its Affiliates, and subsequently breach the restriction contained in the immediately preceding sentence, you shall within ten (10) business days thereof pay the Company, as liquidated damages and not as a penalty, an amount equal to (i) the Award or portion paid to you plus (ii) interest at a rate equal to the lesser of (a) twelve percent (12%) per annum or (b) the maximum interest rate permitted by applicable law, compounded quarterly, calculated from the date the Award or portion thereof was paid until the date such payment to the Company is made.

        For purposes of this Agreement, a “Competitive Entity” shall mean (1) any company that competes (including, without limitation, by means of direct broadcast satellite) with any of the Company’s cable television, telephone or on-line data businesses in the New York City Metropolitan Area or that competes with any of the Company’s direct broadcast satellite, programming, cinema, sports or entertainment businesses, nationally or regionally; or (2) any trade or professional association representing any of the companies covered by this Section 6, other than the National Cable Television Association and any state cable television association. Ownership of not more than one percent (1%) of the outstanding stock of any publicly-traded company shall not be a violation of this Section 6.

        By accepting this Agreement, you understand that the terms and conditions of this Section 6 may limit your ability to earn a livelihood in a business similar to the business of the Company, but nevertheless hereby agree that the restrictions and limitations hereof are reasonable in scope, area and duration, and that the consideration provided under the Plan and this Agreement is sufficient to justify the restrictions and limitations contained in this Section 6. Accordingly, in consideration thereof and in light of your education, skills and abilities, by participating in the Plan, you hereby agree that you will not assert, and it should not be considered, that such provisions are either unreasonable in scope, area or duration, or will prevent you from earning a living, or otherwise are void, voidable or unenforceable or should be voided or held unenforceable. You further understand and hereby agree that the restrictions and limitations contained in this Section 6 are ancillary to, and part of, the Plan and this Agreement, and are reasonably necessary to protect the good will and business interests of the Company.

        You hereby agree that a breach or threatened breach on your part of the restrictions and limitations contained in this Section 6 will cause such damage to the Company as will be irreparable and for that reason you further agree that the Company shall be entitled as a matter of right to an injunction or other equitable relief out of any court of competent jurisdiction, restraining any further violation of this Section 6 by you. The right to injunction or other equitable relief shall be cumulative and in addition to any and all other remedies the Company may have, including, specifically, recovery of money damages and any other legal or equitable relief available. You hereby waive any requirement for security or the posting of any bond or other surety and proof of damages in connection with any temporary or permanent award of injunctive or other equitable relief.

7.     Termination. Except for a right which has accrued to receive a payment on account of the Award, this Agreement shall automatically terminate and be of no further force and effect on March 2, 2007. Notwithstanding the foregoing, Section 6 shall survive the termination of this Agreement.

8.     Transfer Restrictions. You may not transfer, assign, pledge or otherwise encumber the Award other than to the extent provided in the Plan.

9.     Unfunded Obligation. The Plan will at all times be unfunded and, except as set forth in Section 5(c) of this Agreement, no provision will at any time be made with respect to segregating any assets of the Company or any of its Affiliates for payment of any benefits under the Plan, including, without limitation, those covered by this Agreement. Your right or that of your estate to receive payments under this Agreement shall be an unsecured claim against the general assets of the Company, including any rabbi trust established pursuant to Section 5(c). Neither you nor your estate shall have any rights in or against any specific assets of the Company other than the assets held by the rabbi trust established pursuant to Section 5(c).

10.     Tax Representations and Tax Withholding. You hereby acknowledge that you have reviewed with your own tax advisors the federal, state and local tax consequences of receiving the Award. You hereby represent to the Company that you are relying solely on such advisors and not on any statements or representations of the Company, its Affiliates or any of their respective agents. If, in connection with the Award, the Company is required to withhold any amounts by reason of any federal, state or local tax, such withholding shall be effected in accordance with Section 8 of the Plan.

11.     Right of Offset. You hereby agree that if the Company shall owe you any amount (the “Company-Owed Amount”) under this Agreement, then the Company shall have the right to offset against the Company-Owed Amount, to the maximum extent permitted by law, any amounts that you may owe to the Company or its Affiliates of whatever nature. You hereby further agree that if you shall owe the Company any amount (the “Employee-Owed Amount”) under Section 6 above, then the Company shall have the right to offset the Employee-Owed Amount, to the maximum extent permitted by law, against any amount you may be entitled to receive from the Company or any of its Affiliates under this Agreement or otherwise (including, without limitation, any wages, vacation pay, or other compensation or benefit under any benefit plan or other compensatory arrangement).

12.     The Committee. For purposes of this Agreement, the term “Committee” means the Compensation Committee of the Board of Directors of the Company or any replacement committee established under, and as more fully defined in, the Plan.

13.     Committee Discretion. The Committee has full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

14.     Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that no such amendment shall materially adversely affect your economic rights under this Agreement without your consent. Any amendment of this

Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.

15.     Award Subject to the Plan. The Award and all other amounts payable hereunder are subject to the Plan.

16.     Entire Agreement. This Agreement and the Plan constitute the entire understanding and agreement of you and the Company with respect to the Award and supersede all prior understandings and agreements. In the event of a conflict between this Agreement and the Plan with respect to the terms and conditions of the Award, the terms and conditions of the Plan shall have superior authority.

17.     Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.

18.     Governing Law. This Agreement shall be deemed to be made under, and in all respects be interpreted, construed and governed by and in accordance with, the laws of the State of New York.

19.     Jurisdiction and Venue. You irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States located in the Southern District and Eastern District of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement and the Plan, and hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You agree that the mailing of process or other papers in connection with any action or proceeding in any manner permitted by law shall be valid and sufficient service.

20.     Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same, any similar or any dissimilar term or condition at the same or at any prior or subsequent time.

21.     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

22.     Exclusion from Compensation Calculation. By acceptance of this Agreement, you shall be considered in agreement that the Award shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance and other employee benefits arrangements of the Company and its Affiliates, except as determined otherwise by the Company. In addition, each of your beneficiaries shall be deemed to be in agreement that the Award shall be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by the Company or any of its Affiliates.

23.     No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed to confer on you any right to continue in the employ of the Company or any

Affiliate, or derogate from the right of the Company or any Affiliate, as applicable, to retire, request the resignation of, or discharge you, at any time, with or without cause.

24.     Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the terms and conditions of this Agreement.

25.     Effective Date. Upon execution by you, this Agreement shall be effective from and as of the Effective Date.

26.     Signatures. Execution of this Agreement by the Company may be in the form of an electronic or similar signature, and such signature shall be treated as an original signature for all purposes.

CABLEVISION SYSTEMS CORPORATION
By:

Name: Title:

        By your signature, you (i) acknowledge that a complete copy of the Plan and an executed original of this Agreement have been made available to you and (ii) agree to all of the terms and conditions set forth in the Plan and this Agreement.

___________________________________
Name: